SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2004

BNS Co.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-5881	050113140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Enterprise Center, Suite 103, Middletown, Rhode Island 02842

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 848-6300

(Former Name or Former Address, if Changed since Last Report)

Item 2. Acquisition or Disposition of Assets

Pursuant to a Purchase and Sale Agreement dated as of February 5, 2004 (the “Purchase Agreement”) between BNS Co. (the “Company”) and BNS International, Limited, and Bath Road Holdings Limited (the “Buyer”), the Buyer purchased on June 16, 2004 the Company’s interests in its United Kingdom subsidiary that holds title to the Heathrow, United Kingdom property, consisting of approximately 86.5 acres of land currently operated as a landfill near Heathrow Airport (the “U.K. Interests”) for an aggregate of 5.5 million British Pounds, subject to a post-closing adjustment for the net working capital of the Company’s U.K. subsidiary. Of that amount, 615,820 British Pounds was placed in escrow pending resolution of certain U.K. tax issues. The transaction, which constitutes the sale of substantially all assets of the Company within the meaning of the Delaware General Corporation Law, was in the form of a sale of stock of the Company’s U.K. subsidiary (which is held through BNS International, Limited, the Company’s Cayman Islands subsidiary) and the sale of the Company’s note receivable from the U.K. subsidiary. The purchase price was determined by arms-length negotiation between representatives of the Company and representatives of the Buyer. Additional details concerning the Purchase Agreement were set forth in the Company’s definitive Proxy Statement dated May 7, 2004 and filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2004.

On June 11, 2004 the Company issued a press release announcing the approval by its stockholders of the sale of the U.K. Interests, and on June 16, 2004 the Company issued a press release (together the “Press Releases”) announcing the completion of the sale of the U.K. Interests. On June 16, 2004 the Company filed a Form 8-K attaching the two Press Releases as exhibits 99.1 and 99.2. The Press Releases are incorporated hereto by reference.

Item 5. Other Events and Regulation FD Disclosure

The Company made two incentive payments due in connection with the sale of the U.K. Interests to its Chief Executive Officer in accordance with the Amended and Restated Engagement Letter between the Company and Michael Warren Associates, Inc., as amended. The total of the combined incentive payments was in the amount of $147,675, representing 1.5% of the value of the aggregate sales price of 5.5 million British Pounds expressed in U.S. dollars converted at the December 31, 2003 exchange rate.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements

None.

(b)	Pro Forma Financial Information

The following describes the pro forma effect of the sale of the Company’s U.K. Interests on the (i) audited consolidated balance sheet information as of December 31, 2003 and (ii) the audited statement of operations information for the year ended December 31, 2003. The unaudited pro forma consolidated financial information is provided for informational purposes only and does not purport to represent what the financial position and results of operations of the Company would actually have been had the sale in fact occurred at the date indicated. The unaudited pro forma consolidated balance sheet and consolidated statement of operations information illustrates the estimated effects of the sale as if the transaction had occurred at the end of the period presented for the consolidated balance sheet and at the beginning of the period for the consolidated statement of operations.

Unaudited Pro Forma Consolidated Balance Sheet

As of December 31, 2003

(dollars in thousands, except per share data)

	Historical Balance as of Dec. 31, 2003	(2) Proceeds and Adjustments Resulting from Sale of U.K. Interests		(4) Use of Sale Proceeds	Pro Forma Balance as of Dec. 31, 2003
Assets

Current Assets:
Cash and cash equivalents	$14,404	$8,564	(1)	$(560)	$22,408
Other receivables	214	(72)		—	142
Assets held for sale	493	(493)		—	—
Prepaid expenses and other current assets	1,158	(25)		—	1,133

Total current assets	16,269	7,974		(560)	23,683
Machinery and equipment, net	17	—		—	17
Restricted cash	331	1,118	(1)	—	1,449

	$16,617	$9,092		$(560)	$25,149

Liabilities and shareowners’ equity

Current liabilities:
Accounts payable and accrued expenses	$1,820	$78		$(560)	$1,338
Long-term liabilities	1,351	—		—	1,351
Total Shareowners’ equity	13,446	9,014	(3)	—	22,460

	$16,617	$9,092		$(560)	$25,149

(1)	Represents proceeds amounting to $ 9,985 (£5,500 converted to US dollars at the June 21, 2004 exchange rate of £1: US$1.8154), net of BNS Company (Property Holdings) LTD (“UK operation”) cash of $303. $1,118 of the proceeds has been placed in escrow and is recorded as restricted cash.

(2)	The adjustments significantly represent the transfer of assets and assumption of liabilities upon the closing of the sale and the net realized gain of $9,014 after deducting the expenses of the sale for commission, professional fees and taxes.
(3)	Calculation of net realized gain:

Gross proceeds from sale	$9,985
Net book value of UK operation on December 31, 2003	(570)
Expenses related with the sale	(381)
Tax provision	(20)

Net realized gain	$9,014

(4)	Represents payment of liabilities recorded as a result of the sale of the UK operation and the payment of amounts previously accrued related to the sale of the UK operation.

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2003

(dollars in thousands, except per share data)

	Historical Balance Year Ended Dec. 31, 2003	Adjustments (1)	Pro Forma Balance for the Year Ended Dec. 31, 2003
Revenue	$948	$(948)	$—
General and administrative	3,355	(264)	3,091

Operating loss	(2,407)	(684)	(3,091)

Interest expense	140	(5)	135
Other income, net	98	(16)	82

Loss from continuing operations before tax	(2,449)	(695)	(3,144)
Income tax provision	222	(222)	—

Loss from continuing operations	$(2,671)	$(473)	$(3,144)

Net income (loss) per common share
Basic and diluted	$(0.91)		$(1.06)
Weighted average shares outstanding	2,954		2,954

(1)	Represents the elimination of revenue and operating costs associated with the UK operation.

The following describes the pro forma effect of the sale of the Company’s U.K. Interests on the (i) consolidated balance sheet information as of March 31, 2004 and (ii) the statement of operations information for the three months ended March 31, 2004. The unaudited pro forma consolidated financial information is provided for informational purposes only and does not purport to represent what the financial position and results of operations of the Company would actually have been had the sale in fact occurred at the date indicated. The unaudited pro forma consolidated balance sheet and consolidated statement of operations information illustrates the estimated effects of the sale as if the transaction had occurred at the end of the period presented for the consolidated balance sheet and at the beginning of the period for the consolidated statement of operations.

Unaudited Pro Forma Consolidated Balance Sheet

As of March 31, 2004

(dollars in thousands, except per share data)

	Historical Balance as of March 31, 2004	(2) Proceeds and Adjustments Resulting from Sale of U.K. Interests		(4) Use of Sale Proceeds	Pro Forma Balance as of March 31, 2004
Assets

Current Assets:
Cash and cash equivalents	$13,865	$8,695	(1)	$(457)	$22,103
Other receivables	82	(49)		—	33
Assets held for sale	506	(506)		—	—
Prepaid expenses and other current assets	1,042	—		—	1,042

Total current assets	15,495	8,140		(457)	23,178
Machinery and equipment, net	16	—		—	16
Restricted cash	284	1,118	(1)	—	1,402

	$15,795	$9,258		$(457)	$24,596

Liabilities and shareowners’ equity
Current liabilities:
Accounts payable and accrued expenses	$1,652	$121		$(457)	$1,316
Long-term liabilities	1,351	—		—	1,351
Total Shareowners’ equity	12,792	9,137	(3)	—	21,929

	$15,795	$9,258		$(457)	$24,596

(1)	Represents proceeds amounting to $ 9,985 (£5,500 converted to US dollars at the June 21, 2004 exchange rate of £1: US$1.8154), net of BNS Company (Property Holdings) LTD (“UK operation”) cash of $172. $1,118 of the proceeds has been placed in escrow and is recorded as restricted cash.

(2)	The adjustments represent the transfer of assets and assumption of liabilities upon the closing of the sale and the net realized gain of $9,137 after deducting the expenses of the sale for commission and professional fees.
(3)	Calculation of net realized gain:

Gross proceeds from sale	$9,985
Net book value of UK operation on March 31, 2004	(533)
Expenses related with the sale	(315)

Net realized gain	$9,137

(4)	Represents payment of liabilities recorded as a result of the sale of the UK operation and the payment of amounts previously accrued related to the sale of the UK operation.

Unaudited Pro Forma Consolidated Statement of Operations

For the Three Months ended March 31, 2004

(dollars in thousands, except per share data)

	Historical Balance For the Three Months Ended March 31, 2004	Adjustments (1)	Pro Forma Balance for the Three Months Ended March 31, 2004
Revenue	$68	$(68)	$—
General and administrative	727	(16)	711

Operating loss	(659)	(52)	(711)
Interest expense	—	—	—
Other income, net	26	(1)	25

Loss from continuing operations before tax	(633)	(53)	(686)
Income tax provision	4	(4)	—

Loss from continuing operations	$(637)	$(49)	$(686)

Net income (loss) per common share
Basic and diluted	$(0.21)		$(0.23)
Weighted average shares outstanding	2,922		2,922

(1)	Represents the elimination of revenue and operating costs associated with the UK operation.

(c)	Exhibits

Exhibit Number	Title
10.40	Amendment, dated November 3, 2003, to Engagement Letter dated January 24, 2003, as amended, between the Company and Michael Warren Associates, Inc., hereby incorporated by reference from Exhibit 10.40 filed with the Company’s report on Form 10-Q for the quarter ended September 30, 2003 with the Commission on November 10, 2003.

10.41	Purchase and Sale Agreement dated as of February 5, 2004 by and between the Company, BNS International, Limited and the Buyer, included as Annex A to the Company’s definitive Proxy Statement dated May 7, 2004, filed with the Commission on May 6, 2004, and filed as Exhibit 10.41 to the Company’s 2003 Form 10-K filed on March 2, 2004, hereby incorporated by reference.

99.1	Company’s June 11, 2004 Press Release announcing approval by the stockholders of the sale of the Company’s U.K. Interests, hereby incorporated by reference from Exhibit 99.1 filed with the Company’s report on Form 8-K with the Commission on June 16, 2004.

99.2	Company’s June 16, 2004 Press Release announcing completion of the sale of the Company’s U.K. Interests, hereby incorporated by reference from Exhibit 99.2 filed with the Company’s report on Form 8-K with the Commission on June 16, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNS Co.

Date: June 29, 2004	By:	/s/ Michael Warren
	Name:	Michael Warren
	Title:	President and Chief Executive Officer